Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces New Reporting Segment:

Diversified Products

DuraPlate® Products Group Rebranded as Wabash Composites

LAFAYETTE, Ind. – February 29, 2012 – Wabash National Corporation (NYSE: WNC) announced today that it established a new financial reporting segment, Diversified Products, in the fourth quarter of 2011. This segment comprises Wabash Composites (formerly DuraPlate Products Group), Wabash Energy and Environmental Solutions (formerly Allied Products Group) and Wabash Wood Products. This new reporting structure better aligns the Company’s external reporting with how the business is being managed internally. In addition, the greater visibility into the Company’s Diversified Products segment highlights an area that the Company views as an important potential source of growth and profitability for the Company and underscores Wabash National’s ongoing commitment to diversify its product offerings and revenues. Starting with the 2011 Form 10-K and going forward, Wabash National will report its underlying earnings primarily on the following segments: Commercial Trailer Products, Diversified Products and Retail.

Dick Giromini, President and Chief Executive Officer, stated, “We have made great strides in our ongoing efforts in transforming Wabash National into a diversified industrial manufacturer to reduce cyclicality, improve profitability and drive higher growth. Since our transformation began in 2008, the Company has realized significant growth in revenue and profitability from our diversification efforts. Our success has been driven by our ability to extend our industry leading technology, leverage our core manufacturing expertise and develop products that complement the transportation equipment we offer.”

Mr. Giromini continued, “Given the progress of these efforts and the opportunities we look to capture going forward, we felt it was appropriate to enhance our reporting structure. This new segmentation provides investors with improved visibility into our Company while better aligning our external reporting with how we are managing the business. We believe this also highlights our leading capabilities in composite technology and the compelling opportunities we see in further penetrating the energy and environmental space.”

Diversified Products

The Diversified Products segment focuses on expanding the Company’s customer base, diversifying its product offerings and revenues and extending market leadership by leveraging intellectual technology, including its market-leading DuraPlate® panel technology. The DuraPlate® composite panel technology contains unique properties of strength and durability that can be utilized in numerous applications beyond truck trailers such as portable storage containers and the AeroSkirt®, an aerodynamic solution for over-the-road trailers. In addition, the Company continues to find other opportunities to organically enhance its business model by leveraging its core competencies in manufacturing into new applications and end markets. In 2011, the Company signed an exclusive agreement to manufacture frac tanks, which are mobile water storage containers used in the energy industry to facilitate the extraction of oil and gas from underground wells. Through the Diversified Products segment, the Company can offer a wide array of products and customer-specific solutions that it believes provide a foundation for achieving further product, customer and revenue diversification.

The following is a summary of select unaudited quarterly operating results for the Diversified Products segment for the past two years:

(Dollars in thousands)
2011	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Net Sales	$32,310	$26,918	$27,173	$20,079

Gross Profit	5,923	3,274	5,437	3,507
Gross Profit %	18.3%	12.2%	20.0%	17.5%

Income from Operations	4,995	2,394	4,576	2,665
Operating Margin	15.5%	8.9%	16.8%	13.3%

2010	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Net Sales	$11,067	$11,989	$13,542	$6,395

Gross Profit	287	612	2,515	1,789
Gross Profit %	2.6%	5.1%	18.6%	28.0%

(Loss) Income from Operations	(453)	8	1,733	1,152
Operating Margin	-4.1%	0.1%	12.8%	18.0%

For additional information on Wabash National’s three operating segments, see attached unaudited quarterly operating results as well as our 2011 Form 10-K filed on February 29, 2012.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of standard and customized truck trailers, intermodal equipment and transportation related products under the Wabash®, DuraPlate®, DuraPlateHD®, DuraPlate® XD-35TM, FreightPro®, ArcticLite®, RoadRailer®, Transcraft®, Eagle®, Eagle II®, D-Eagle®, Benson® and AeroSkirt® trademarks. The Company’s wholly owned subsidiary, Wabash National Trailer Centers, Inc., sells new and used trailers through its retail network and provides aftermarket parts and service throughout the U.S.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for opportunities we see in further penetrating the energy and environmental space; expanding the Company’s customer base; diversifying its product offerings and revenues; extending market leadership by leveraging intellectual technology; and similar statements that look to the future prospects of the Company. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, risks in diversifying beyond our traditional products and markets, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
SUPPLEMENTAL SEGMENT DISCLOSURES
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31, 2011					Twelve Months Ended December 31, 2010
	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated
New Trailer Shipments	47,700	-	2,800	(2,900)	47,600	24,900	-	1,500	(1,500)	24,900
Used Trailer Shipments	2,100	-	1,600	-	3,700	1,100	-	1,600	-	2,700

Net Sales	$1,071,294	$106,480	$125,065	$(115,595)	$1,187,244	$561,283	$42,993	$89,146	$(53,050)	$640,372

Gross Profit	38,463	18,141	9,903	213	66,720	15,832	5,203	7,666	(618)	28,083
Gross Profit %	3.6%	17.0%	7.9%		5.6%	2.8%	12.1%	8.6%		4.4%

Income (Loss) from Operations	18,536	14,630	(275)	(13,101)	19,790	(2,591)	2,440	(1,002)	(14,264)	(15,417)
Operating Margin	1.7%	13.7%	-0.2%		1.7%	-0.5%	5.7%	-1.1%		-2.4%

	Three Months Ended March 31, 2011					Three Months Ended March 31, 2010
	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated
New Trailer Shipments	9,000	-	600	(700)	8,900	2,500	-	300	(200)	2,600
Used Trailer Shipments	400	-	300	-	700	300	-	400	-	700

Net Sales	$200,068	$20,079	$26,696	$(24,859)	$221,984	$60,550	$6,395	$18,623	$(7,294)	$78,274

Gross Profit	10,785	3,507	2,236	(27)	16,501	(3,963)	1,789	1,392	(194)	(976)
Gross Profit %	5.4%	17.5%	8.4%		7.4%	-6.5%	28.0%	7.5%		-1.2%

Income (Loss) from Operations	5,555	2,665	(127)	(4,084)	4,009	(8,299)	1,152	(699)	(3,386)	(11,232)
Operating Margin	2.8%	13.3%	-0.5%		1.8%	-13.7%	18.0%	-3.8%		-14.3%

Note: The sum of shipments by quarter may not equal full year shipments due to rounding.

	Three Months Ended June 30, 2011					Three Months Ended June 30, 2010
	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated
New Trailer Shipments	11,300	-	900	(800)	11,400	5,400	-	300	(300)	5,400
Used Trailer Shipments	400	-	400	-	800	300	-	500	-	800

Net Sales	$252,731	$27,173	$36,395	$(29,204)	$287,095	$126,887	$13,542	$21,803	$(12,533)	$149,699

Gross Profit	8,237	5,437	2,508	58	16,240	1,354	2,515	1,853	(421)	5,301
Gross Profit %	3.3%	20.0%	6.9%		5.7%	1.1%	18.6%	8.5%		3.5%

Income (Loss) from Operations	3,329	4,576	(4)	(2,784)	5,117	(3,331)	1,733	(281)	(3,836)	(5,715)
Operating Margin	1.3%	16.8%	0.0%		1.8%	-2.6%	12.8%	-1.3%		-3.8%

	Three Months Ended September 30, 2011					Three Months Ended September 30, 2010
	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated
New Trailer Shipments	13,700	-	600	(700)	13,600	6,800	-	500	(500)	6,800
Used Trailer Shipments	600	-	500	-	1,100	300	-	400	-	700

Net Sales	$310,790	$26,918	$29,386	$(30,661)	$336,433	$150,812	$11,989	$25,236	$(17,189)	$170,848

Gross Profit	7,238	3,274	2,699	109	13,320	3,567	612	2,098	190	6,467
Gross Profit %	2.3%	12.2%	9.2%		4.0%	2.4%	5.1%	8.3%		3.8%

Income (Loss) from Operations	2,154	2,394	179	(2,457)	2,270	(1,124)	8	(57)	(3,033)	(4,206)
Operating Margin	0.7%	8.9%	0.6%		0.7%	-0.7%	0.1%	-0.2%		-2.5%

	Three Months Ended December 31, 2011					Three Months Ended December 31, 2010
	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated	Commercial Trailer Products	Diversified Products	Retail	Corporate & Eliminations	Consolidated
New Trailer Shipments	13,600	-	800	(800)	13,600	10,100	-	400	(400)	10,100
Used Trailer Shipments	700	-	400	-	1,100	300	-	300	-	600

Net Sales	$307,705	$32,310	$32,588	$(30,871)	$341,732	$223,034	$11,067	$23,484	$(16,034)	$241,551

Gross Profit	12,203	5,923	2,460	73	20,659	14,874	287	2,323	(193)	17,291
Gross Profit %	4.0%	18.3%	7.5%		6.0%	6.7%	2.6%	9.9%		7.2%

Income (Loss) from Operations	7,498	4,995	(323)	(3,776)	8,394	10,163	(453)	35	(4,009)	5,736
Operating Margin	2.4%	15.5%	-1.0%		2.5%	4.6%	-4.1%	0.1%		2.4%

Note: The sum of shipments by quarter may not equal full year shipments due to rounding.